Consent of Independent Registered Public Accounting Firm	Exhibit 23.2

We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-177681) and Form S-3 (Nos. 333-184145 and 333-191239-05) of our reports dated February 27, 2015, relating to the consolidated financial statements and consolidated financial statement schedule of NBCUniversal Media, LLC appearing in this Annual Report on Form 10-K of NBCUniversal Media, LLC and subsidiaries for the year ended December 31, 2014.

/S/ DELOITTE & TOUCHE LLP
New York, NY
February 27, 2015

Comcast 2014 Annual Report on Form 10-K